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ULTRALIFE BATTERIES, INC.
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ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513

May 3, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Ultralife Batteries, Inc. on Wednesday, June 6, 2007 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. This package also contains our 2006 Annual Report to Shareholders, which consists of the Company’s annual report and Form 10-K for the fiscal year ended December 31, 2006, and which sets forth important business and financial information concerning your Company.

We hope that you will be able to attend this year’s Annual Meeting.

Very truly yours,

John D. Kavazanjian
President and Chief Executive Officer

ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2007

Notice is hereby given that the 2007 Annual Meeting of Shareholders (the “Meeting”) of Ultralife Batteries, Inc. (the “Company”) will be held on Wednesday, June 6, 2007 at 10:30 A.M. at our corporate offices, 2000 Technology Parkway, Newark, New York 14513 for the following purposes:

1. to elect eight directors for a term of one year and until their successors are duly elected and qualified;

2. to ratify the selection of BDO Seidman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3. to transact such other business as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record of Common Stock, par value $.10 per share, of the Company at the close of business on April 16, 2007 are entitled to receive notice of, and to vote at and attend the Meeting. If you do not expect to be present, you are requested to fill in, date and sign the enclosed proxy, which is solicited by our Board of Directors, and to return it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

Our Annual Report to Shareholders for the fiscal year ended December 31, 2006, which includes the Company’s Form 10-K, is enclosed.

By Order of the Board of Directors

Ranjit C. Singh
Chairman of the Board of Directors

Dated: May 3, 2007

IMPORTANT

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ULTRALIFE BATTERIES, INC.
2000 Technology Parkway
Newark, New York 14513
(315) 332-7100

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this proxy statement to our shareholders in connection with our Board of Directors’ solicitation of proxies for use at our 2007 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, June 6, 2007, at 10:30 A.M. and at any adjournments thereof. The Meeting will be held at our corporate offices, 2000 Technology Parkway, Newark, New York 14513.

The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to our shareholders is May 3, 2007.

When a proxy is returned properly signed, the shares represented thereby will be voted in accordance with the shareholder’s directions. If the proxy is signed and returned without choices having been specified, the shares will be voted FOR the election of each director-nominee named herein, and FOR the other proposal identified herein. If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitute nominees proposed by our Board of Directors. A shareholder has the right to revoke a previously granted proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

Only shareholders of record at the close of business on April 16, 2007 are entitled to notice of, and to vote at, the Meeting. As of April 16, 2007, there were 15,184,296 shares of our Common Stock, par value $.10 per share (“Common Stock”), issued and outstanding, each entitled to one vote per share at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Pursuant to the provisions of the General Corporation Law of the State of Delaware, our directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to ratify the selection of the Company’s independent registered public accounting firm is required for approval of that proposal. For purposes of the vote on this proposal, abstentions would have the effect of voting against the proposal because they are deemed to be present and entitled to vote but do not count toward the affirmative vote required to approve the proposal. Similarly, when brokers have discretionary authority to vote on a particular proposal, such as the ratification of the selection of our independent registered public accounting firm, shares held by them would be deemed present for quorum purposes and entitled to vote for voting purposes, meaning that a broker abstention would then have the effect of voting against the proposal.

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. We will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

CORPORATE GOVERNANCE

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we were organized, and our By-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board of Directors are kept informed of Company business through discussions with our Chief Executive Officer and other corporate officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Our Board of Directors has four standing committees: an Executive Committee, an Audit and Finance Committee, a Governance Committee and a Compensation and Management Committee. We also have a Mergers and Acquisitions Committee, which is an ad hoc committee formed in 2005 specifically for the purpose of identifying and evaluating acquisition opportunities. During 2006, our Board of Directors held nine meetings and the committees of our Board of Directors, including the Mergers and Acquisition Committee, held a total of 21 meetings.

Our Board of Directors has determined that all of our directors (other than Mr. Kavazanjian, who serves as our President and Chief Executive Officer) and the director nominee named in this proxy statement are “independent” for purposes of the listing standards of the Nasdaq Stock Market.

Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which such person has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served.

Our Board of Directors has adopted a charter for each of the four standing committees that addresses the composition and function of each committee and has also adopted corporate governance principles that address the composition and function of the Board of Directors. These charters and corporate governance principles are available on our website at www.ultralifebatteries.com under the heading “Investor Relations.”

Our Board of Directors has determined that all of the directors who serve on these committees (other than Mr. Kavazanjian who sits on the Executive Committee) are “independent” for purposes of the listing standards of the Nasdaq Stock Market, and that the members of the Audit and Finance Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors based these determinations primarily on a review of the responses of the directors to questions regarding employment, compensation history, affiliations and family and other relationships, and on follow-up discussions.

Committees of the Board of Directors

Executive Committee

The current members of the Executive Committee are Ranjit C. Singh (Chair), Patricia C. Barron, Paula H.J. Cholmondeley, Daniel W. Christman and John D. Kavazanjian. This committee is responsible for overseeing such matters as the Board of Directors determines from time to time and takes action in between regularly scheduled meetings of our Board of Directors when it is infeasible to convene the entire Board. The Executive Committee did not meet during 2006.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Paula H.J. Cholmondeley (Chair), Carole Lewis Anderson, Anthony J. Cavanna and Ranjit C. Singh. This committee selects our independent registered public accounting firm and has oversight responsibility for reviewing the scope and results of the independent registered public accounting firm’s annual examination of our financial statements and the quality and integrity of those financial statements, the qualifications and independence of the independent registered public accounting firm, meeting with our financial management and the independent registered public accounting firm to review matters relating to internal accounting controls, our accounting practices and procedures and other matters relating to our financial condition. The Audit and Finance Committee met 11 times during 2006.

Our Board of Directors has determined that each of the members of the Audit and Finance Committee is “financially literate” in accordance with the listing standards of the Nasdaq Stock Market. In addition, our Board of Directors has determined that Ms. Cholmondeley qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Governance Committee

The members of the Governance Committee are currently Patricia C. Barron (Chair), Paula H.J. Cholmondeley and Daniel W. Christman. This committee reviews the performance and compensation of our directors, makes recommendations to our Board of Directors for membership and committee assignments and manages the annual evaluation of the performance of our Chief Executive Officer. The Governance Committee met five times during 2006.

Compensation and Management Committee

The current members of the Compensation and Management Committee are Daniel W. Christman (Chair), Patricia C. Barron and Anthony J. Cavanna. The Compensation and Management Committee has general responsibility for determining the remuneration of officers elected by the Board of Directors, granting stock options and restricted stock and otherwise administering our equity compensation plans, and approving and administering any other compensation plans or agreements. Our Amended and Restated 2004 Long-Term Incentive Plan (the “2004 Plan”) is administered by the Compensation and Management Committee. The Compensation and Management Committee met four times during 2006.

Mergers and Acquisition Committee

The current members of the Mergers and Acquisition Committee are Carole Lewis Anderson, Anthony J. Cavanna, Paula H.J. Cholmondeley and Ranjit C. Singh. As noted earlier, this committee is an ad hoc committee which is responsible for identifying and evaluating acquisition opportunities. The Mergers and Acquisitions Committee met once during 2006.

Shareholder Recommendations for Director Nominations

As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board of Directors, including nominations submitted by shareholders. Such recommendations should be sent to Corporate Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the Securities and Exchange Commission (“SEC”) in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected. The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation.

Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board of Directors. In evaluating a candidate, the Board, with the assistance of the Governance Committee, takes into account a variety of factors as described in our Corporate Governance Principles.

Director Nominees

As described above, the Governance Committee considers director nominations submitted by shareholders. During the spring of 2007, the Company received a director nomination from Grace Brothers, Ltd. Grace Brothers holds almost 30% of the Company’s outstanding Common Stock. In its nomination, Grace Brothers presented its managing partner, Bradford T. Whitmore, for consideration as a nominee for election at the Meeting. The Company referred Mr. Whitmore’s nomination to the Governance Committee for consideration. The Governance Committee then evaluated Mr. Whitmore’s candidacy in accordance with our Corporate Governance Principles and recommended that Mr. Whitmore be nominated for election to our Board of Directors at the Meeting.

Annual Meeting Attendance

Our policy is that all of the directors, absent special circumstances, should attend the Company’s Annual Meeting of Shareholders. A regular meeting of the Board of Directors is typically scheduled in conjunction with the Annual Meeting of Shareholders. All directors attended last year’s Annual Meeting of Shareholders.

Executive Sessions

Our Corporate Governance Principles require our Board of Directors to meet in executive session regularly by requiring our independent directors to have at least four regularly-scheduled meetings per year without any management present. Our Board of Directors met in executive session five times during 2006. In addition, our standing committees meet in executive session on a regular basis.

Communicating with the Board of Directors

Shareholders interested in communicating directly with our Board of Directors as a group may do so in writing to the Company’s Corporate Secretary, Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513. The Corporate Secretary will review all such correspondence and forward to our Board of Directors a summary of that correspondence and copies of any correspondence that, in his opinion, deals with the functions of the Board of Directors or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit and Finance Committee and handled in accordance with the procedures established by the Audit and Finance Committee with respect to such matters.

Code of Ethics

We have a Code of Ethics applicable to all employees, including the Principal Executive Officer and the Principal Financial Officer, and, to the extent it applies to their activities, all members of the Board of Directors. Our Code of Ethics incorporates the elements of a code of ethics specified in Item 406 of Regulation S-K and also complies with the Nasdaq Stock Market requirements for a code of conduct. Shareholders can find a link to this Code of Ethics on the Company’s website at www.ultralifebatteries.com under the heading “Investor Relations.” We intend to post amendments to or waivers (whether expressed or implied) from the Code of Ethics (to the extent applicable to the Principal Executive Officer or Principal Financial Officer) at the same location on our website as the Code of Ethics.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently has seven directors, all of whom are running for re-election for a one year term. In addition, Bradford T. Whitmore is being nominated for election to our Board of Directors for the first time. If elected, each director standing for election shall serve until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The names of, and certain information with respect to, the persons nominated for election as directors are presented below.

Name	Age	Present Principal Occupation and Employment History

Ranjit C. Singh	54	Mr. Singh has been a director of the Company since August 2000, and has served as Chairman of the Board since December 2001. Mr. Singh is currently President and Chief Executive Officer of Aptara, Inc. (formerly known as Tech Books), a position he has held since February 2003. From February 2002 to February 2003, Mr. Singh served as President and Chief Executive Officer of Reliacast Inc., a video streaming software and services company. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spin-off of Xerox Corporation that is jointly owned with Microsoft. ContentGuard develops and markets digital property rights software. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since January 2005, Mr. Singh has served on the Board of Directors of Authentidate Holding Corp., and he is currently a member of that company’s audit committee and management resources and compensation committee.
Carole Lewis Anderson	62	Ms. Anderson has been a director of the Company since June 2006 and is a co-founder and principal of Suburban Capital Markets, Inc., a commercial real estate finance company. Prior to her affiliation with Suburban, Ms. Anderson was President and Chief Executive Officer of MNC Investment Bank and Managing Director for Merger and Acquisition Services. Prior to joining MNC Investment Bank, Ms. Anderson served for two years as Senior Vice President for Corporate Development of Hasbro Inc. and as President of its Infant Products Division. Prior to that, she was Managing Director, Mergers and Acquisitions at Paine Webber Inc. Ms. Anderson is a member of the Editorial Board of Southeast Real Estate Business.

Name	Age	Present Principal Occupation and Employment History

Patricia C. Barron	64	Ms. Barron, who is currently retired, has been a director of the Company since September 2000. Ms. Barron serves as a director of Quaker Chemical Corporation, Teleflex Incorporated and United Services Automobile Association, an insurance mutual corporation. She also serves on a number of non-profit organizations, with a focus on education and health. Ms. Barron had a 28-year career in business. She was an Associate at McKinsey and Company and then moved to Xerox Corporation where she became a corporate officer and held the positions of Vice President of Business Operation Support, President of Engineering Systems and President of Office Document Products. Most recently she has been a Clinical Associate Professor at the Leonard N. Stern School of Business of New York University, where she focused on issues of corporate governance and leadership.
Anthony J. Cavanna	67	Mr. Cavanna has been a director of the Company since December 2003. He is currently serving as Chairman and Chief Executive Officer and previously served as Executive Vice President and Chief Financial Officer of Trex Company, Inc., the nation’s largest manufacturer of alternative decking products, from September 1998 until December 2003, and is currently a director of that company. Before forming Trex Company, Inc. in 1996 by leading a management buyout from Mobil Chemical Company, Mr. Cavanna spent 33 years with Mobil and held a variety of positions, including Group Vice President, Vice President-Planning and Finance, Vice President of Mobil Chemical and General Manager of its Films Division Worldwide, President and General Manager of Mobil Plastics Europe and Vice President-Planning and Supply of the Films Division.
Daniel W. Christman	63	Mr. Christman was appointed to the Board of Directors in August 2001. He is currently Senior Vice President International Affairs for the U.S. Chamber of Commerce, a position he has held since June 2003, and was previously the Executive Director of the Kimsey Foundation in Washington, D.C. Prior to that, he was Superintendent for the U.S. Military Academy at West Point, New York from June 1996 until July 2001. He currently serves as a director of United Services Automobile Association and Entegris, Inc., a semi-conductor equipment manufacturer.
Paula H.J. Cholmondeley	60	Ms. Cholmondeley has been a director of the Company since June 2004. She is currently an independent consultant with financial accounting expertise. From 2000 to 2004, she was Vice President and General Manager, Specialty Products of Sappi Fine Paper, North America. She has occupied management positions in Owens Corning, the Faxon Company and Blue Cross Blue Shield of Greater Philadelphia. Ms. Cholmondeley is a certified public accountant and our Sarbanes-Oxley “audit committee financial expert” and currently serves on the Board of Directors of Dentsply International, Inc., Minerals Technology Inc., Albany International Corp., Terex Corporation and Gartmore Capital, a mutual fund.

Name	Age	Present Principal Occupation and Employment History

John D. Kavazanjian	55	Mr. Kavazanjian was elected as the Company’s President and Chief Executive Officer effective July 12, 1999 and as a director on August 25, 1999. Prior to joining the Company, Mr. Kavazanjian worked for Xerox Corporation from 1994 in several capacities, most recently as Corporate Vice President, Chief Technology Officer, Document Services Group. Mr. Kavazanjian also serves on the Board of Directors of ViaHealth of Wayne Foundation.
Bradford T. Whitmore	49	Mr. Whitmore is Managing Partner of Grace Brothers, Ltd., an investment firm which holds approximately 30% of our outstanding shares of Common Stock. Within the past five years, Mr. Whitmore has served as a director of Sunterra Corp. and Ladish Co. as well as several non-public companies and not-for-profit organizations.

Our Board of Directors has unanimously approved the above-named nominees for directors. Our Board of Directors recommends a vote FOR all of these nominees.

DIRECTORS’ COMPENSATION

We use a combination of cash compensation and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2006, we retained an executive compensation consultant to conduct a survey of certain of our peer group companies to ascertain whether our overall executive compensation was appropriate and balanced. At the direction of our Governance Committee, management undertook a review of director compensation at those same peer group companies and provided their conclusions to our Governance Committee. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties to the Company, the skill-level required by the Company of members of our Board of Directors, and, based on an independent review by our external compensation consultant, of the compensation paid to directors in similar sized organizations in our industry. After reviewing the information provided, our Board of Directors approved a new director compensation program in 2006 that became effective July 1, 2006. It remains designed to deliver annual director compensation at approximately the median of companies in similar industries and of similar size. The compensation program was changed to increase the overall competitiveness of the package to market median levels. The cash component of director compensation remained the same, but the stock-based incentive component was revised.

Directors’ Cash Compensation

Each non-employee director received during 2006 a $3,000 quarterly retainer, and the Chair of the Board received a $5,000 quarterly retainer. Each non-employee director also received $1,000 for each Board meeting attended; subject, however, to the provision that the meeting compensation was reduced by 50% if the director participated by conference call. Each non-employee director also received $750 for each meeting of one of the four standing committee meetings attended, whether in person or by telephone, and $1,000 for each meeting of the Mergers and Acquisition Committee attended, which amount was reduced to $750 if the director participated by conference call. The Chair of the Audit and Finance Committee received a $1,250 quarterly retainer, and the Chairs of the Governance and Compensation and Management Committees received a $625 quarterly retainer. For board and committee service during 2006, we paid our directors an aggregate $169,750.

Directors’ Stock-Based Incentive Compensation

As part of the standard compensation package previously provided to members of the Board of Directors, each calendar quarter the Company had granted each incumbent non-employee director an option to purchase an aggregate of 3,000 shares of Common Stock and granted the Chair of the Board an additional 2,000-share option at the end of each calendar quarter (collectively, the “Quarterly Board Options”). All Quarterly Board Options were fully vested when granted, had a term of seven years from the date of grant and were granted at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. Quarterly Board Options were awarded to each non-employee director on March 31, 2006, and again on June 30, 2006, except for Carole Lewis Anderson, who joined the Board in June 2006, and received her Quarterly Board Options in a single award to purchase an aggregate 6,000 shares of Common Stock on June 8, 2006. The Chair of our Board received an additional 2,000 share option on both March 31, 2006 and June 30, 2006. The Quarterly Board Options granted on March 31, 2006 were for an aggregate of 20,000 shares and had an exercise price of $12.85 per share, the Quarterly Board Options granted on June 8, 2006 were for an aggregate of 6,000 shares and had an exercise price of $9.95 per share, and the Quarterly Board Options granted on June 30, 2006 were for an aggregate of 20,000 shares and had an exercise price of $10.13 per share.

At their meeting on June 8, 2006, the Board of Directors terminated the Company’s policy of granting Quarterly Board Options, effective as of July 1, 2006. To replace the Quarterly Board Options, the Board of Directors adopted a new equity compensation policy for directors, whereby each director previously eligible to receive Quarterly Board Options will instead receive an annual award of shares of the Company’s Common Stock that are subject to forfeiture restrictions that lapse over time (“Restricted Stock”). For the July 2006 award of Restricted Stock, the Board determined that the aggregate value of the award for each non-employee director should be $40,000. To determine the number of shares of Restricted Stock to award based on this valuation, the $40,000 award value was divided by a presumed share price of $10.00, which represented a slight discount to the closing price of $10.13 of the Common Stock on June 30, 2006. Thus, on July 3, 2006, each incumbent non-employee director received 4,000 shares of Restricted Stock and the Chair of the Board of Directors received an additional 2,668 shares of Restricted Stock. The forfeiture restrictions applicable to the shares of Restricted Stock issued to all directors other than the Board Chair lapsed with respect to 1,000 of the shares on each of August 15, 2006, November 15, 2006 and February 15, 2007 and will lapse with respect to a further 1,000 shares on May 15, 2007. The forfeiture restrictions applicable to the shares of Restricted Stock issued to the Board Chair lapsed with respect to 1,667 of the shares on each of August 15, 2006, November 15, 2006 and February 15, 2007 and will lapse with respect to a further 1,667 shares on May 15, 2007.

The Board of Directors took the foregoing actions in order to improve the Company’s annual equity burn rate. Equity burn rate analysis is a measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. This analysis is frequently used by institutional investors to determine whether they should support or reject equity compensation proposals submitted to a company’s shareholders for approval. To calculate a company’s equity burn rate percentage, the sum of the total number of shares represented by stock options granted in a fiscal year, plus two times the total number of shares of restricted stock or other stock awards awarded in that year, is divided by the gross number of shares outstanding at the end of that year. The Company has previously committed to maintaining an average annual equity burn rate for the fiscal years ending December 31, 2006, 2007 and 2008 not exceeding 2.93% per year. This equity burn rate of 2.93% corresponds to the current mean plus one standard deviation of the Standard & Poor’s Global Industry Classification Standards peer group pertinent to the Company and is slightly lower than the Company’s average annual equity burn rate of 3.12% for the fiscal years ended December 31, 2003, 2004 and 2005.

Directors also have share ownership guidelines which require them to hold shares at least equal in value to the amount of their annual cash retainer. Directors have three years to achieve the required holdings. Furthermore, until the required shareholding guidelines are met, directors are required to hold at least 50% of all vested after-tax shares and 50% of shares received on exercise of stock options.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

	Fees Earned or	Stock Awards	Option Awards	Total
Name (1)	Paid in Cash ($)	($)(2)	($)(3)	($)

Carole Lewis Anderson	12,750	17,608	25,216	55,574
Patricia C. Barron	25,000	23,608	26,951	75,559
Anthony J. Cavanna	28,000	23,608	26,951	78,559
Paula H.J. Cholmondeley	35,250	23,608	26,951	85,809
Daniel W. Christman	24,250	23,608	26,951	74,809
Carl H. Rosner	12,250	0	26,951	39,201
Ranjit C. Singh	32,250	39,354	44,918	116,522

Total	169,750	151,394	204,889	526,033

(1)	Carole Lewis Anderson began her term as a director on June 8, 2006 following her election by the shareholders to the Board of Directors at the 2006 Annual Meeting of Shareholders. Carl H. Rosner retired as a director on June 8, 2006. John D. Kavazanjian is ineligible to receive compensation for his service as a director because he is an employee of the Company, serving as the Company’s President and Chief Executive Officer.

(2)	The amounts set forth in this column reflect shares of restricted stock granted during 2006. The amounts listed are equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards, No. 123 (Revised 2004), Share-Based Payment (“FAS 123(R)”). Additional information related to the calculation of the compensation cost is set forth in Note 8 of the Notes to Consolidated Financial Statements of our 2006 Annual Report to Shareholders. The number of restricted shares granted in 2006, and the grant date fair value of those grants, determined in accordance with FAS 123(R), are set forth below.

			Grant Date
Name	Grant Date	Shares (#)	Fair Value ($)

Carole Lewis Anderson	7/3/2006	4,000	41,216
Patricia C. Barron	7/3/2006	4,000	41,216
Anthony J. Cavanna	7/3/2006	4,000	41,216
Paula H.J. Cholmondeley	7/3/2006	4,000	41,216
Daniel W. Christman	7/3/2006	4,000	41,216
Ranjit C. Singh	7/3/2006	6,668	68,707

(3)	The amounts set forth in this column reflect stock options granted during 2006 under the 2004 Plan. The amounts listed are equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with FAS 123(R). Additional information related to the calculation of the compensation cost is set forth in Note 8 of the Notes to Consolidated Financial Statements of our 2006 Annual Report to Shareholders. The options vested immediately when granted. Specific information related to the stock options granted during 2006 to our directors is set forth below.

Name	Grant Date	Shares	Price

Patricia C. Barron	3/31/2006	3,000	$12.85
Anthony J. Cavanna	3/31/2006	3,000	$12.85
Paula H.J. Cholmondeley	3/31/2006	3,000	$12.85
Daniel W. Christman	3/31/2006	3,000	$12.85
Carl H. Rosner	3/31/2006	3,000	$12.85
Ranjit C. Singh	3/31/2006	5,000	$12.85
Carole Lewis Anderson	6/08/06	6,000	$9.95
Patricia C. Barron	6/30/06	3,000	$10.13
Anthony J. Cavanna	6/30/06	3,000	$10.13
Paula H.J. Cholmondeley	6/30/06	3,000	$10.13
Daniel W. Christman	6/30/06	3,000	$10.13
Carl H. Rosner	6/30/06	3,000	$10.13
Ranjit C. Singh	6/30/06	5,000	$10.13

PROPOSAL 2

RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman LLP, independent registered public accountants, served as the independent registered public accounting firm of the Company in connection with the audit of the Company’s financial statements for 2006.

The firm of PricewaterhouseCoopers LLP, independent registered public accountants, served as the independent registered public accounting firm of the Company in connection with the audit of the Company’s financial statements for 2005.

On June 8, 2006, with the approval of the Company’s Audit and Finance Committee, the Company dismissed its independent registered public accountants, PricewaterhouseCoopers LLP, and subsequently engaged BDO Seidman LLP as its new independent registered public accountants for 2006. The reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements for each of 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles.

During 2004 and 2005, and the subsequent interim period through April 1, 2006, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of any such disagreements in connection with their reports on the Company’s financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within 2004 or 2005, and the subsequent interim period through April 1, 2006 preceding our determination not to renew the engagement of PricewaterhouseCoopers LLP.

During 2004 and 2005, the Company did not consult with BDO Seidman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events required by applicable securities laws.

Our Audit and Finance Committee has selected BDO Seidman LLP as our independent registered public accounting firm for 2007. This selection will be presented to our shareholders for their ratification at the Meeting. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal. If the shareholders do not ratify this selection, the Audit and Finance Committee will seek to identify and address the reason or reasons why the shareholders did not ratify the committee’s selection.

We have been advised by BDO Seidman LLP that a representative will be present at the Meeting and will be available to respond to appropriate questions. In addition, we intend to give such representative an opportunity to make any statements if he or she should so desire.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for 2005 and part of 2006 and by BDO Seidman LLP for 2006 were:

		PWC	BDO
	2005	2006	2006

Audit Fees	$182,000	$63,000	$226,000
Audit Related Fees	278,000	0	120,000
Tax Fees	24,900	5,800	0
All Other Fees	0	11,000	65,300

Total	$484,900	$79,800	$411,300

Audit Fees

Audit Fees for 2005 and 2006, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit Related Fees

Audit Related Fees for 2005 and 2006, respectively, were for assurance and related services related to employee benefit plan audits, accounting consultations and audits in connection with internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax Fees for 2005 and 2006, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees

All Other Fees for 2006 for PricewaterhouseCoopers LLP were for the review of registration statements and related consents and for BDO Seidman LLP were for travel expenses incurred in connection with the audit.

Our Audit and Finance Committee has not adopted pre-approval policies and procedures for audit and non-audit services. Accordingly, this proxy statement does not include disclosure regarding pre-approval policies and procedures and related information. The engagement of PricewaterhouseCoopers LLP and BDO Seidman LLP for non-audit accounting and tax services during 2005 and 2006, respectively, was limited to circumstances where those services were considered integral to the audit services that it provided or where there was another compelling rationale for using PricewaterhouseCoopers LLP or BDO Seidman LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP or BDO Seidman LLP was engaged were pre-approved by our Audit and Finance Committee in compliance with applicable SEC requirements.

EXECUTIVE OFFICERS

The names of, and certain information with respect to, our executive officers who are not director nominees are presented below.

Name	Age	Present Principal Occupation and Employment History

Julius M. Cirin	53	Mr. Cirin, a battery industry veteran, was named Vice President of Corporate Marketing and Technology in February 2006, having served as Vice President of Corporate Marketing since August 2000. Prior to joining the Company at its founding in March 1991 as Director of Marketing, Mr. Cirin served as Quality Assurance Manager for Eastman Kodak Company in the Ultra Technologies Division from 1986 to 1989. From 1979 to 1986, Mr. Cirin worked at Duracell USA in several product and process engineering and quality management positions. Mr. Cirin has a B.S. in Interdisciplinary Studies from St. John Fisher College.
Peter F. Comerford	49	Mr. Comerford was named Vice President of Administration and General Counsel on July 1, 1999 and was elected Secretary of the Company in December 2000. He joined the Company in May 1997 as Senior Corporate Counsel and was appointed Director of Administration and General Counsel in December of that year. Prior to joining the Company, Mr. Comerford was a practicing attorney for approximately fourteen years having worked primarily in municipal law departments including the City of Niagara Falls, New York where he served as the Corporation Counsel. Mr. Comerford has a B.A. from the State University of New York at Buffalo, an MBA from Canisius College and a J.D. from the University of San Diego School of Law.
Robert W. Fishback	51	Mr. Fishback became Vice President of Finance and Chief Financial Officer in October 1999 and was appointed Treasurer of the Company in December 2002. He joined the Company in December 1998 as Corporate Controller. Prior to joining the Company, Mr. Fishback served as Controller-Shared Services for ITT Industries, a diversified manufacturing company, from 1997 to 1998. From 1995 to 1997, he was Director-Corporate Accounting for Goulds Pumps Inc., a manufacturer of industrial and commercial pumps. From 1983 to 1995, Mr. Fishback served in various managerial capacities in finance and operations with Frontier Corporation, a provider of local and long-distance telecommunications services. He is a CPA and has an MBA in finance from the State University of New York at Buffalo. His undergraduate degree in accounting is from Grove City College.
Patrick R. Hanna, Jr.	58	Mr. Hanna was named Vice President of Corporate Strategy and Business Integration in February 2006, having served as Vice President of Corporate Strategy since December 2001. He joined the Company in February 2000 as Director of Strategic Planning after a 23 year career with Xerox Corporation. Mr. Hanna served in many capacities in the areas of strategic and business planning development, most recently as the Strategic Planning Manager of the Xerox Internet and Software Services organization. Mr. Hanna has a B.S. in electrical engineering from Howard University and an MBA from the William E. Simon Graduate School of Business Administration of the University of Rochester.

Name	Age	Present Principal Occupation and Employment History

Philip M. Meek	46	Mr. Meek has served as Vice President of Manufacturing since January 2002. He joined the Company in August 1998 as Production Manager, and in September 1999 became Director of Primary Battery Manufacturing. Prior to this, Mr. Meek worked for Duracell USA from 1989 to 1998 where he held several manufacturing management positions at Duracell’s largest alkaline battery manufacturing facility. Mr. Meek has a B.S. from Indiana University of Pennsylvania.
Nancy C. Naigle	59	Ms. Naigle, formerly Vice President of Sales and Marketing, joined the Company as Vice President of Worldwide Sales in January 2001 after a 20 year career with Xerox Corporation where she held multiple sales and general management positions, most recently as Vice President and General Manager of the Software Solutions Business Group. Ms. Naigle has an M.A. in English and Computer Science and a B.A. in English and Mathematics from the University of Texas at Arlington, and an MBA from the University of Dallas. Ms. Naigle resigned from her position as Vice President of Sales and Marketing effective December 31, 2006 and, as a result, will no longer be an executive officer of the Company. However, Ms. Naigle remains employed by the Company as a Vice President and will provide sales, marketing and administrative support services to the Company.
Andrew J. Naukam	47	Mr. Naukam, currently Chief Operating Officer of our McDowell Research subsidiary, joined the Company in 1994 as engineering manager and has held positions as Director of Engineering, Vice President of R&D and Director of Manufacturing for our UK operations. Most recently, he held the position of Vice President of Quality Assurance. Prior to working for us, Mr. Naukam worked as a program manager for Hansford Manufacturing Corp. (1991-1994), as a project engineer for the Eyewear Division of Bausch & Lomb Incorporated (1989-1991) and as mechanical development engineer for the Ultra Technologies Division of Eastman Kodak Company (1986-1989). Mr. Naukam has a B.S. in mechanical engineering from the State University of New York at Buffalo.
William A. Schmitz	44	Mr. Schmitz, currently Chief Operating Officer, joined the Company in December 1999 as Vice President, Manufacturing, Primary Batteries, and became Vice President and General Manager, Primary Batteries in 2001 and Chief Operating Officer in 2002. Before this, Mr. Schmitz worked for Bausch & Lomb Incorporated from 1985 to 1999 in several positions, most recently as Director, New Product Development in the Eyewear Division from 1995 to 1999. Mr. Schmitz has an M.S. in Operations Management from the University of Rochester and a B.S. in Mechanical Engineering from the Rochester Institute of Technology.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s Common Stock as of April 16, 2007 by each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, with percentages based on 15,184,296 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Grace Brothers, Ltd. (1)	4,518,616	29.8%
1560 Sherman Avenue, Suite 900
Evanston, IL 60201
State of Wisconsin Investment Board (2)	1,467,300	9.7%
PO Box 7842
Madison, WI 53707
FMR Corp. (3)	830,192	5.5%
82 Devonshire Street
Boston, MA 02109

(1)	This information as to the beneficial ownership of shares of the Company’s Common Stock is based on the Schedule 13D/A (Amendment No. 5) dated March 2, 2007 filed with the SEC by Grace Brothers, Ltd., an Illinois limited partnership, Bradford T. Whitmore (“Whitmore”) and Spurgeon Corporation (“Spurgeon”), its general partners, that reports beneficial ownership of 4,419,542 shares of the Company’s Common Stock, and on a March 15, 2007 Form 4 - Statement of Changes in Beneficial Ownership, filed with the SEC by Grace Brothers, Ltd. that reports the acquisition of an additional 99,074 shares of the Company’s Common Stock. Grace Brothers, Ltd., Whitmore and Spurgeon share voting and dispositive power with respect to 4,419,542 shares as reported in the Schedule 13D/A (Amendment No. 5). The amount reported in the table excludes 25,815 shares of the Company’s Common Stock held by Whitmore, who has sole voting and dispositive power with respect to such shares.

(2)	This information as to the beneficial ownership of shares of the Company’s Common Stock is based on the Schedule 13G dated February 12, 2007 filed with the SEC by State of Wisconsin Investment Board (“SWIB”). SWIB is a government agency which manages public pension funds. In its role as an investment advisor, SWIB has the sole power to vote all 1,467,300 shares and sole dispositive power with respect to all 1,467,300 shares.

(3)	This information as to the beneficial ownership of shares of the Company’s Common Stock is based on the Schedule 13G/A (Amendment No. 3) dated February 14, 2007 filed with the SEC by FMR Corp. The number of shares shown is beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research Company, and the Funds, each has sole dispositive power with respect to the shares owned by the Funds. Sole power to vote or direct the voting of these shares resides with the Funds’ Boards of Trustees.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of the Company’s Common Stock as of April 16, 2007 by (1) each director, director nominee and Named Executive Officer of the Company (see “Executive Compensation” on page 17), and (2) all directors, director nominee and executive officers of the Company as a group.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner (1)	Beneficially Owned (1)	Beneficially Owned (2)

Carole Lewis Anderson (3)	10,000	*
Patricia C. Barron (4)	62,511	*
Anthony J. Cavanna (5)	42,000	*
Paula H.J. Cholmondeley (6)	37,135	*
Daniel W. Christman (7)	56,591	*
John D. Kavazanjian (8)	192,277	1.3%
Ranjit C. Singh (9)	105,173	*
Bradford T. Whitmore (10)	4,544,431	29.9%
Peter F. Comerford (11)	76,074	*
Robert W. Fishback (12)	78,534	*
Nancy C. Naigle (13)	58,000	*
William A. Schmitz (14)	96,793	*
All directors, director nominee and executive officers as a group (16 persons)(15)	5,476,071	34.6%

*	Less than 1%

(1)	Except as otherwise indicated, the shareholders named in this table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them. The information provided in this table is based upon information provided to the Company by such shareholders. The table reports beneficial ownership for the Company’s directors, the director nominee, and executive officers in accordance with Rule 13d-3 under the Exchange Act. This means all Company securities over which directors, the director nominee, and executive officers directly or indirectly have or share voting or investment power are listed as beneficially owned. The amounts also include shares of restricted stock that are subject to vesting as well as shares that may be acquired by exercise of stock options prior to June 15, 2007, which shares are referred to in the footnotes to this table as “shares subject to options that may be exercised.” The address of each of the directors, the director nominee, and executive officers of the Company is c/o Ultralife Batteries, Inc., 2000 Technology Parkway, Newark, New York 14513.

(2)	Based on 15,184,296 shares issued and outstanding.

(3)	Includes (i) 6,000 shares subject to an option that may be exercised by Ms. Anderson; and (ii) 1,000 shares of restricted stock that will vest on May 15, 2007.

(4)	Includes (i) 1,200 shares held jointly by Ms. Barron and her husband; (ii) 34,409 shares subject to options that may be exercised by Ms. Barron; and (iii) 1,000 shares of restricted stock that will vest on May 15, 2007.

(5)	Includes (i) 34,000 shares subject to options that may be exercised by Mr. Cavanna; and (ii) 1,000 shares of restricted stock that will vest on May 15, 2007.

(6)	Includes (i) 30,000 shares subject to options that may be exercised by Ms. Cholmondeley; and (ii) 1,000 shares of restricted stock that will vest on May 15, 2007.

(7)	Includes (i) 47,091 shares subject to options that may be exercised by Mr. Christman; and (ii) 1,000 shares of restricted stock that will vest on May 15, 2007.

(8)	Includes (i) 1,800 shares held by Mr. Kavazanjian’s wife; (ii) 70,500 shares subject to options that may be exercised by Mr. Kavazanjian; and (iii) 17,000 shares of restricted stock that are subject to forfeiture if certain vesting conditions are not met.

(9)	Includes (i) 96,505 shares subject to options that may be exercised by Mr. Singh; and (ii) 1,667 shares of restricted stock that will vest on May 15, 2007.

(10)	Includes 4,518,616 shares beneficially owned by Grace Brothers, Ltd., an Illinois limited partnership. Mr. Whitmore is a general partner of Grace Brothers, Ltd. See “Security Ownership of Certain Beneficial Owners” on page 15 for more information about Grace Brothers, Ltd. Mr. Whitmore holds 1,200 shares in a margin account.

(11)	Includes (i) 53,534 shares subject to options that may be exercised by Mr. Comerford; and (ii) 6,000 shares of restricted stock subject to forfeiture if certain vesting conditions are not met.

(12)	Includes (i) 64,534 shares subject to options that may be exercised by Mr. Fishback; and (ii) 10,000 shares of restricted stock subject to forfeiture if certain vesting conditions are not met.

(13)	Includes (i) 2,000 shares held jointly with Ms. Naigle’s husband; and (ii) 56,000 shares subject to options that may be exercised by Ms. Naigle.

(14)	Includes (i) 300 shares held by Mr. Schmitz’s wife; (ii) 69,993 shares subject to options that may be exercised by Mr. Schmitz; and (iii) 10,000 shares of restricted stock subject to forfeiture if certain vesting conditions are not met.

(15)	Includes 660,353 shares subject to options exercisable by directors and executive officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. To our knowledge, based solely on review of the copies of such reports furnished to us during 2006, all Section 16(a) filings applicable to our officers, directors and more than 10% beneficial owners were filed in a timely manner, except for the following: in connection with an award of restricted stock on December 21, 2006 to each of the Company’s executive officers, each of the officers was late in reporting the award.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Management Committee of the Board has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Named Executive Officers is fair, reasonable and competitive. The Committee has established a goal of having base salary and cash compensation set at approximately the 50% level of the Company’s peer group, while superior pay performance is leveraged through stock-based incentive compensation. Currently, base salary and cash compensation are below the 50% level, but the Committee intends to increase base salary and cash compensation incrementally during 2007 and 2008 in order to reach the 50% level.

Throughout this proxy statement, the individuals who served as the Company’s Principal Executive Officer and Principal Financial Officer during 2006, as well as the other individuals included in the Summary Compensation Table on page 23, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance to meet and exceed established goals, with the long-term objective of increasing shareholder value.

We base our executive compensation policies on the same principles that guide us in establishing all of our compensation programs. We design compensation programs to attract, retain and motivate talented individuals. In particular:

•	We base compensation decisions on a combination of the level of job responsibility, individual performance and Company performance. Generally, as employees progress to higher levels in the Company, an increasing proportion of their pay is linked to Company performance and shareholder returns.

•	Our goal is to have our compensation package reflect the value of the job in the marketplace. To attract and retain a skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	We develop and administer our compensation programs to foster the long-term focus required for success in our industry, but we also work to achieve an appropriate balance between short-term and long-term compensation in order to adequately motivate employees.

To this end, the Committee reviews the executive compensation program annually to assess if the Company is able to attract and retain exceptionally talented executives and that our total compensation is linked to our ability to meet our annual financial and non-financial goals, and longer-term to drive strong levels of shareholder return.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Committee engaged a compensation consulting firm during 2006 to conduct a review of its total compensation program for the executives. That firm provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and other executive officers.

In making compensation decisions, the Committee compares each element of total compensation against compensation data, compiled by our outside consulting firm, from companies of similar size and industry orientation. A significant percentage of compensation is allocated to incentives in order to link executives’ compensation to the performance of the Company. The Committee reviews information provided by the outside consultant to determine the appropriate level and mix of base salary with incentive compensation and benefits.

Executive compensation competitive data is provided by our outside consulting firm and is obtained from two primary sources: a peer group, which was reviewed and approved by the Committee, and an industry standard executive compensation survey. The peer group is a set of 14 US-based, public firms focused in the Power Generation and Storage industry with revenues between $50M and $200M and is comprised of the following companies:

• Arotech Corporation	• Excel Technology, Inc.
• Bel Fuse Inc.	• Motorcar Parts America Inc.
• Comarco, Inc.	• Quantum Fuel Systems Technologies Worldwide
• Distributed Energy Systems Corp.	• SL Industries Inc.
• Electro Scientific Industries Inc.	• Spectrum Control Inc.
• Energy Conversion Devices Inc.	• SunPower Corporation
• Evergreen Solar, Inc.	• Vicor Corp.

Role of Executive Officers in Compensation Decisions

The Committee makes final compensation decisions relative to base, bonus and equity for the executive officers based on the recommendations of the Chief Executive Officer, with the exception of the Chief Executive Officer, whose compensation is developed by the Compensation and Management Committee, based on input from the Company’s compensation consultant. The Committee approves recommendations regarding equity awards to all executives and other employees of the Company. The Chief Executive Officer makes recommendations with respect to equity compensation for non-executive officers and decisions regarding the non-equity compensation of non-executive officers.

The Chief Executive Officer annually reviews the performance of each executive officer, other than himself, whose performance is reviewed by the Committee. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Compensation and Management Committee Activity

The Committee recognizes the importance of maintaining sound principles for the development and administration of executive compensation and took steps in 2006 to enhance the Committee’s ability to effectively carry out its responsibilities as well as to ensure that there are strong links between executive pay and performance. Examples of actions that the Committee took in 2006 include:

•	Approval of a new executive compensation structure, with respect to base salary, bonus, and long-term incentives, that positions the Company’s levels of executive compensation more competitively with the marketplace in which the Company competes for talent.

•	Approval of the design of a new Long-Term Incentive Plan for designated executives and other key employees of the Company, including a new performance-based restricted share program.

•	Meeting in executive sessions without Company management present.

•	Approval of 2007 base salary increases for the executive officers.

•	Approval of stock ownership requirements for executive officers.

•	Approval of the establishment of a flexible perquisites account for executive officers.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for the Named Executive Officers were:

•	base salary;

•	performance-based annual cash-based incentive compensation; and

•	long-term equity incentive compensation.

Base Salary

The Company provides Named Executive Officers and other executives with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	competitive pay practices;

•	the performance of the executive including any change in the responsibilities assumed by the executive; and

•	the performance of the Company.

Salary levels are considered annually as part of the Company’s performance review process as well as upon a change in job responsibility. Merit based increases to salaries of executives are based on the Chief Executive Officer’s recommendation and, where possible, the Committee’s assessment of the individual’s performance. Base salaries, as determined by a study conducted by the Company’s compensation consultant in 2006, were found to be significantly below market norms for comparable companies and, as such, the Committee approved increases during 2006, for the 2007 fiscal year, that made progress towards better aligned executive salaries with the market.

Performance-Based Incentive Compensation

At the beginning of 2006, the Company implemented a new short-term cash incentive plan (“STIP”) for executive officers.

Under the STIP, John D. Kavazanjian, our President and Chief Executive Officer, was eligible to receive for 2006 a cash bonus in an amount equal to up to 100% of his 2006 base compensation. The determination as to whether to pay a cash bonus to Mr. Kavazanjian, as well as the amount of the cash bonus, if any, was made by the Board of Directors, in its sole discretion, based upon the Committee’s recommendation, which, in turn, is based upon our Board of Directors’ assessment of the Company’s performance during the fiscal year.

William A. Schmitz, our Chief Operating Officer, was eligible to receive a cash bonus for 2006 in an amount equal to up to 70% of his 2006 base compensation under the officer bonus plan. The determination as to whether to pay a cash bonus to Mr. Schmitz, as well as the amount of the cash bonus, if any, was made by the Board of Directors, in its sole discretion, based upon the Committee’s recommendation, which, in turn, is based upon our Board of Directors’ assessment of the Company’s performance during the fiscal year.

The remaining Named Executive Officers, consisting of Robert W. Fishback, our Vice President of Finance and Chief Financial Officer, Nancy C. Naigle, our Vice President of Sales and Marketing, and Peter F. Comerford, our Vice President of Administration and General Counsel, as well as our other executive officers, Julius M. Cirin, Vice President of Corporate Marketing and Technology, Patrick R. Hanna, Jr., Vice President of Corporate Strategy and Business Integration, and Philip M. Meek, Vice President of Manufacturing, were each eligible to receive a cash bonus in an amount equal to up to 50% of their respective 2006 base compensation under the officer bonus plan. The determination as to whether to pay a cash bonus to these Named Executive Officers, as well as the amount of the cash bonus, if any, depended on two factors, each of which was equally important. The first factor was the achievement of the performance goals established for the executive officer. Each executive officer’s performance goals were based upon the particular area for which the executive officer was responsible and related to the achievement of identifiable and largely objective standards. All were based, in part, on the achievement of budgeted financial thresholds. The second factor was the overall assessment by the Board of Directors of the Company’s performance during 2006.

Short-term incentive payouts over the last five years have been very modest. In 2002, 2003 and 2004, the payouts averaged approximately 20% of base salary. In 2005 and 2006 there were no short-term incentive payouts to executive officers.

For 2007, the Company will continue to refine its STIP. Formal bonus target awards have been established for each executive. Mr. Kavazanjian will have a target award of 50% of his base salary, Mr. Fishback and Mr. Schmitz will have a target award of 40%, and all other executive officers will have a target award of 30%.

Mr. Kavazanjian’s, Mr. Schmitz’s and Mr. Fishback’s bonuses will be 100% based on Company financial results. The other executives will have 50% of their targeted bonus amounts based on the Company’s financial performance and the other 50% will be based on the attainment of specified objectives. Payout of the objectives component of the bonus will be subject to a minimum threshold of 90% of Company performance being achieved before this component pays out.

Long-Term Incentive Compensation

In 2006, the Compensation and Management Committee approved a new approach to long-term incentives for the Company. Historically, only stock options had been granted to executives.

The new Long-Term Incentive Plan of the Company consists of three components: (1) stock options, (2) performance-vested restricted shares, and (3) time-vested restricted shares. This plan will increase the link to shareholder value creation, retain key executive talent, and reduce FAS 123(R) expenses. Each component is addressed below.

To continue to provide significant upside potential based on increases in the Company’s stock price, 50% of the long-term incentive award is delivered in the form of stock options. In 2006, the Board granted options to purchase shares of Common Stock under the Company’s Long-Term Incentive Plan to its executive officers. The options have a seven-year term and vest over a three-year period in equal installments. Mr. Kavazanjian received an option to purchase 30,000 shares, Mr. Schmitz and Mr. Fishback each received options to purchase 15,000 shares, and Mr. Comerford received an option to purchase 7,500 shares.

In order to strengthen the link to performance while delivering restricted shares to reduce the Company’s FAS 123(R) expense, 25% of the long-term incentive value will be delivered in the form of performance-vested restricted shares. In 2006, the Board granted performance-vested restricted shares of the Company’s Common Stock under the Company’s Long-Term Incentive Plan to its executive officers. These shares vest in three equal installments and become unrestricted only if the Company meets or exceeds the same predetermined target for its operating performance for 2007, 2008 and 2009 as used for determining cash awards pursuant to the non-equity incentive plan. Mr. Kavazanjian was granted a total of 15,000 performance-vested restricted shares, Mr. Schmitz and Mr. Fishback each were granted a total of 7,500 performance-vested restricted shares, and Mr. Comerford was granted a total of 4,500 performance-vested restricted shares. All other executive officers were each granted a total of 3,000 performance-vested restricted shares. The plan also contemplates the ability to apply any excess operating performance to a prior year or a subsequent year for purposes of satisfying the vesting requirements.

To increase the retention of key executives, 25% of the long-term incentive value will be delivered in the form of time-based restricted shares. In 2006, the Board granted time-vested restricted shares of the Company’s Common Stock under the Company’s Long-Term Incentive Plan to its executive officers. These shares vest over a three-year period in equal installments, commencing on the first anniversary of the grant date. Mr. Kavazanjian was granted a total of 2,000 time-vested restricted shares, Mr. Schmitz and Mr. Fishback each were granted a total of 2,500 time-vested restricted shares, and Mr. Comerford was granted a total of 1,500 time-vested restricted shares. Other executive officers were each granted a total of 1,000 time-vested restricted shares.

Stock Ownership and Retention Guidelines

For 2007, the Company has implemented share ownership guidelines in order to increase the alignment of executives and shareholders. The stock ownership requirements for executives are as follows:

Chief Executive Officer	1.0 times salary
Chief Operating Officer & Chief Financial Officer	0.5 times salary
Other Executive Officers	0.33 times salary

For 2007, the Committee established the presumed share price at $10.50 per share, which was based on a slight discount to the closing price of $10.55 of the Company’s Common Stock on December 21, 2006 when the Committee acted to approve the share ownership guidelines. Each year the Committee will establish a new presumed share price for the following year. Executives have three years to achieve the required holdings. Additionally, there are share holding requirements which require that until the share ownership guidelines are met, executives must hold at least 50% of all vested restricted share grants (on an after tax basis) and 50% of shares received on exercise of stock options.

Retirement Benefits

Other than the qualified 401(k) Plan with a Company match that the Company may make available to all employees, the Company does not provide its executives with any other retirement benefits. Currently, the Company has suspended the Company match under its 401(k) Plan. See page 29 for more information about the Company’s 401(k) Plan.

Perquisites and Other Personal Benefits

The Company provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2004, the Company instituted a program where officers of the Company could take advantage of Company-paid financial planning and tax preparation services offered by an outside provider up to a maximum amount of

$3,000 for financial planning services and $750 for each year covered for the tax preparation services. The financial planning services were not offered in 2006.

In 2006, the Compensation and Management Committee approved a flexible supplemental benefits account that will be established for each executive officer beginning in 2007. The amount established for the Chief Executive Officer is $7,500 per annum and $5,000 for the other executive officers. Premiums for supplemental long-term disability insurance for executives will be taken out of these amounts and the Chief Executive Officer will present the Compensation and Management Committee with other offerings that executives can use with their account balances.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2006, are included in the “All Other Compensation” column of the Summary Compensation Table on page 23.

The Company has entered into employment agreements with certain of its Named Executive Officers that contain change-of-control and severance arrangements. The terms of these agreements are summarized on page 28 under “Employment Arrangements.”

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Committee does not believe that the Company currently has any nonqualified deferred compensation arrangements; however the Committee is mindful of the act and its related regulations when making compensation decisions.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program and Restricted Stock Grant Program in accordance with the requirements of FAS 123(R).

Conclusion

The Compensation and Management Committee has reviewed all components of the Chief Executive Officer’s and other Named Executive Officers’ compensation, including salary, short-term cash incentive compensation, long-term equity incentive compensation, accumulated vested and unvested stock option and restricted stock, and the dollar value to the executive and cost to the Company of all perquisites and other personal benefits. The elements of the Chief Executive Officer’s and Named Executive Officers compensation are described in the Summary Compensation Table on page 23.

Based on this review, the Compensation and Management Committee finds the Chief Executive Officer’s and each Named Executive Officers’ total compensation (including the potential payouts under change-in-control and severance scenarios) in the aggregate to be reasonable.

The Compensation and Management Committee believes that the Chief Executive Officer’s and each Named Executive Officer’s compensation are appropriate given the Company’s performance in 2006.

Based on the Company’s and the executive team’s financial and non-financial performance in 2006, no bonus or non-equity incentive plan compensation was awarded to any of the Company’s executives.

The long-term incentives that were awarded in 2006 are reasonable in light of the market and the fact that the Company and the shareholders benefit from the executive team having an incentive to deliver increased shareholder return.

Total direct compensation for the Named Executive Officers remains conservatively positioned versus the market, however, the strides made in 2006 in terms of increases to base salary and bonus targets, and more competitive long-term incentive compensation, will enable the Company to attract and retain executive talent.

COMPENSATION AND MANAGEMENT COMMITTEE REPORT

The Compensation and Management Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Management Committee:

Daniel W. Christman, Chair

Patricia C. Barron

Anthony J. Cavanna

The individuals named in the following tables include, as of December 31, 2006, our Principal Executive Officer, our Principal Financial Officer and our other Named Executive Officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation of the Named Executive Officers for all services in all capacities to the Company and its subsidiaries during 2006:

		Stock	Option	All Other
	Salary	Awards	Awards	Compensation	Total
Name and Principal Position	($)	($)(1)	($)(2)	($)(3)	($)

John D. Kavazanjian	309,345	1,550	306,258	3,620	620,773
President & Chief Executive Officer
William A. Schmitz	200,162	919	73,623	2,085	276,789
Chief Operating Officer
Robert W. Fishback	173,395	919	71,683	2,085	248,082
Vice President of Finance & Chief Financial Officer
Peter F. Comerford	150,200	552	67,606	1,376	219,734
Vice President of Administration & General Counsel
Nancy C. Naigle	170,619	0	32,079	1,832	204,530
Vice President of Sales and Marketing

(1)	Amounts shown reflect the dollar value of restricted share awards granted pursuant to our shareholder approved 2004 Plan including awards that vest based on time and awards that vest based on the achievement of performance-based standards. The amount for each year represents the portion of the grants, including those made in prior years, which are expensed in that year pursuant to FAS 123(R). The grant date value, determined in accordance with FAS 123(R), for the 2006 grant is reflected in the Grants of Plan-Based Awards table below. See Note 8 to our audited financial statements included in our 2006 Annual Report to Shareholders for the assumptions we used in valuing and expensing these restricted share awards in accordance with FAS 123(R).

(2)	Amounts shown reflect the dollar value of stock options granted pursuant to the 2004 Plan. The amount for each year represents the portion of the grants, including those made in prior years, which are expensed in that year pursuant to FAS 123(R). The grant date value, determined in accordance with FAS 123(R), for the 2006 grant is reflected in the Grants of Plan-Based Awards table below. See Note 8 to our audited financial statements included in our 2006 Annual Report to Shareholders for the assumptions we used in valuing and expensing these stock options in accordance with FAS 123(R). See “Discussion of Summary Compensation and Plan-Based Awards Tables” below for information regarding the terms and conditions of these options.

(3)	All Other Compensation consists of the following:

	John D.	William A.	Robert W.	Peter F.	Nancy C.
	Kavazanjian	Schmitz	Fishback	Comerford	Naigle

Insurance	$3,620	$2,085	$2,085	$798	$1,832
Tax Preparation	0	0	0	578	0

	$3,620	$2,085	$2,085	$1,376	$1,832

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during 2006:

										Grant
							All Other	All Other		Date
							Stock	Option	Exercise	Fair
							Awards:	Awards:	or	Value
							Number of	Number of	Base	of Stock
							Shares of	Securities	Price of	and
				Estimated Future Payouts Under Equity Incentive Plan Awards (1)			Stock or	Underlying	Option	Option
	Type of		Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Award	Plan	Date	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($/Sh)(4)

John D. Kavazanjian	Option/NQ	NP04(5)	6/8/06					48,000	12.96	177,928
	Option/NQ	2004	12/21/06					30,000	10.55	151,235
	RSA	2004	12/21/06				2,000			21,100
	RSA	2004	12/21/06	0	15,000	15,000				158,250
Robert W. Fishback	Option	2004	3/31/06					1,000	12.85	5,363
	Option	2004	12/21/06					15,000	10.55	75,618
	RSA	2004	12/21/06				2,500			26,375
	RSA	2004	12/21/06	0	7,500	7,500				79,125
William A. Schmitz	Option	2004	3/31/06					1,500	12.85	8,046
	Option	2004	12/21/06					15,000	10.55	75,618
	RSA	2004	12/21/06				2,500			26,375
	RSA	2004	12/21/06	0	7,500	7,500				79,125
Peter F. Comerford	Option	2004	3/31/06					1,000	12.85	5,363
	Option	2004	12/21/06					7,500	10.55	37,809
	RSA	2004	12/21/06				1,500			15,825
	RSA	2004	12/21/06	0	4,500	4,500				47,475
Nancy C. Naigle	Option	2004	3/31/06					1,500	12.85	8,046

(1)	The amounts set forth in this column reflects the number of shares of restricted stock granted in December 2006 under the 2004 Plan. These shares vest over a period of three years based upon the achievement of performance goals set for each year.

(2)	Time-based restricted stock awards vest in three annual equal installments, beginning on December 21, 2007.

(3)	Time-based stock option awards vest in three annual equal installments, beginning on March 31, 2006 and December 21, 2007 respectively.

(4)	The dollar values of restricted stock and stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 8 to our audited financial statements included in our 2006 Annual Report to Shareholders.

(5)	Shareholder-approved non-plan award.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table sets forth information concerning the number of shares of exercisable and non-exercisable options outstanding at December 31, 2006 and vested and unvested restricted stock awards outstanding at December 31, 2006 for Named Executive Officers:

		Option Awards
			Number of
			Securities
			Underlying	Option
			Unexercised	Exercise
			Options	Price
			(#)	($)		Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of				Number of	Value of	Unearned	of Unearned
		Securities				Shares or	Shares or	Shares, Units	Shares, Units
		Underlying				Units of	Units of	or Other	or Other
		Unexercised				Stock That	Stock That	Rights That	Rights That
		Options			Option	Have Not	Have Not	Have Not	Have Not
	Option	(#)			Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable		Date	(#)(1)	($)	(#)(2)	($)(3)

John D. Kavazanjian	3/28/2002	1,500	0	3.38	3/28/2007	2,000	22,020	15,000	165,150
	6/28/2002	1,500	0	3.50	6/28/2007
	9/30/2002	1,500	0	3.32	9/30/2007
	12/31/2002	1,500	0	3.70	12/31/2007
	12/7/2004	19,932	6,644	15.05	12/7/2011
	12/7/2004	20,068	3,356	15.05	12/7/2011
	12/9/2005	0	23,148	12.96	12/9/2012
	12/9/2005	10,000	16,852	12.96	12/9/2012
	6/8/2006	16,000	32,000	12.96	6/8/2013
	12/21/2006	0	30,000	10.55	12/21/2013
Robert W. Fishback	4/10/2002	8,000	2,000	3.39	4/10/2008	2,500	27,525	7,500	82,575
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	15,000	10,000	4.96	4/25/2009
	6/30/2003	1,000	0	10.00	6/30/2010
	9/30/2003	1,000	0	14.38	9/30/2010
	12/31/2003	1,000	0	12.38	12/31/2010
	3/31/2004	667	0	21.28	3/31/2011
	6/30/2004	667	0	19.36	6/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	723	0	15.05	12/7/2011
	12/7/2004	3,556	0	15.05	12/7/2011
	12/31/2004	334	0	19.45	12/31/2011
	12/31/2004	666	0	19.45	12/31/2011
	3/31/2005	333	0	17.12	3/31/2012
	3/31/2005	667	0	17.12	3/31/2012
	6/30/2005	155	0	16.15	6/30/2012
	6/30/2005	845	0	16.15	6/30/2012
	9/30/2005	1,000	0	12.92	9/30/2012
	12/9/2005	1	8,428	12.96	12/9/2012
	12/9/2005	4,199	8,372	12.96	12/9/2012
	12/30/2005	1	0	12.00	12/30/2012
	12/30/2005	666	333	12.00	12/30/2012
	3/31/2004	333	0	21.28	3/31/2011
	6/30/2004	333	0	19.36	6/30/2011
	12/7/2004	15,721	0	15.05	12/7/2011
	3/31/2006	334	666	12.85	3/31/2013
	12/21/2006	0	15,000	10.55	12/21/2013

		Option Awards
			Number of
			Securities
			Underlying	Option
			Unexercised	Exercise
			Options	Price
			(#)	($)		Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of				Number of	Value of	Unearned	of Unearned
		Securities				Shares or	Shares or	Shares, Units	Shares, Units
		Underlying				Units of	Units of	or Other	or Other
		Unexercised				Stock That	Stock That	Rights That	Rights That
		Options			Option	Have Not	Have Not	Have Not	Have Not
	Option	(#)			Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable		Date	(#)(1)	($)	(#)(2)	($)(3)

William A. Schmitz	11/16/2001	17,614	0	4.15	11/16/2007	2,500	27,525	7,500	82,575
	4/21/2003	500	0	5.18	4/21/2010
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	8,837	10,000	4.96	4/25/2009
	4/25/2003	6,163	0	4.96	4/25/2009
	6/30/2003	1,500	0	10.00	6/30/2010
	9/30/2003	1,500	0	14.38	9/30/2010
	12/31/2003	1,500	0	12.38	12/31/2010
	3/31/2004	1,500	0	21.28	3/31/2011
	6/30/2004	500	0	19.36	6/30/2011
	6/30/2004	1,000	0	19.36	6/30/2011
	9/30/2004	500	0	10.17	9/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	16,250	0	15.05	12/7/2011
	12/7/2004	8,750	0	15.05	12/7/2011
	12/31/2004	1,500	0	19.45	12/31/2011
	3/31/2005	1,500	0	17.12	3/31/2012
	6/30/2005	1,500	0	16.15	6/30/2012
	9/30/2005	1,500	0	12.92	9/30/2012
	12/9/2005	0	5,709	12.96	12/9/2012
	12/9/2005	3,800	9,491	12.96	12/9/2012
	12/30/2005	1,000	500	12.00	12/30/2012
	3/31/2006	500	1,000	12.85	3/31/2013
	12/21/2006	0	15,000	10.55	12/21/2013
	11/16/2001	2,079	0	4.15	11/16/2007
Peter F. Comerford	4/10/2002	8,000	2,000	3.39	4/10/2008	1,500	16,515	4,500	49,545
	4/21/2003	1,000	0	5.18	4/21/2010
	4/25/2003	9,000	6,000	4.96	4/25/2009
	6/30/2003	1,000	0	10.00	6/30/2010
	9/30/2003	1,000	0	14.38	9/30/2010
	12/31/2003	1,000	0	12.38	12/31/2010
	3/31/2004	1,000	0	21.28	3/31/2011
	6/30/2004	1,000	0	19.36	6/30/2011
	9/30/2004	1,000	0	10.17	9/30/2011
	12/7/2004	3,072	0	15.05	12/7/2011
	12/7/2004	827	0	15.05	12/7/2011
	12/31/2004	667	0	19.45	12/31/2011
	12/31/2004	333	0	19.45	12/31/2011
	3/31/2005	666	0	17.12	3/31/2012
	3/31/2005	334	0	17.12	3/31/2012
	6/30/2005	586	0	16.15	6/30/2012
	6/30/2005	414	0	16.15	6/30/2012
	9/30/2005	333	0	12.92	9/30/2012
	9/30/2005	667	0	12.92	9/30/2012
	12/9/2005	0	12,858	12.96	12/9/2012
	12/9/2005	4,200	3,942	12.96	12/9/2012
	12/30/2005	667	333	12.00	12/30/2012
	12/7/2004	11,101	0	15.05	12/7/2011
	3/31/2006	334	666	12.85	3/31/2013
	12/21/2006	0	7,500	10.55	12/21/2013

		Option Awards
			Number of
			Securities
			Underlying	Option
			Unexercised	Exercise
			Options	Price
			(#)	($)		Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
							Market	Number of	Payout Value
		Number of				Number of	Value of	Unearned	of Unearned
		Securities				Shares or	Shares or	Shares, Units	Shares, Units
		Underlying				Units of	Units of	or Other	or Other
		Unexercised				Stock That	Stock That	Rights That	Rights That
		Options			Option	Have Not	Have Not	Have Not	Have Not
	Option	(#)			Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable		Date	(#)(1)	($)	(#)(2)	($)(3)

Nancy C. Naigle	1/8/2001	5,000	0	7.25	1/8/2007	0	0	0	0
	11/16/2001	4,000	0	4.15	11/16/2007
	4/10/2002	2,000	2,000	3.39	4/10/2008
	4/25/2003	4,000	8,000	4.96	4/25/2009
	6/30/2003	500	0	10.00	6/30/2010
	9/30/2003	1,000	0	14.38	9/30/2010
	12/31/2003	500	0	12.38	12/31/2010
	3/31/2004	1,500	0	21.28	3/31/2011
	6/30/2004	608	0	19.36	6/30/2011
	6/30/2004	190	0	19.36	6/30/2011
	9/30/2004	501	0	10.17	9/30/2011
	9/30/2004	499	0	10.17	9/30/2011
	12/7/2004	12,934	0	15.05	12/7/2011
	12/7/2004	7,066	0	15.05	12/7/2011
	12/31/2004	1,500	0	19.45	12/31/2011
	3/31/2005	500	0	17.12	3/31/2012
	3/31/2005	1,000	0	17.12	3/31/2012
	6/30/2005	286	0	16.15	6/30/2012
	6/30/2005	1,214	0	16.15	6/30/2012
	9/30/2005	1,500	0	12.92	9/30/2012
	12/9/2005	0	3,000	12.96	12/9/2012
	12/9/2005	1,000	1,000	12.96	12/9/2012
	12/30/2005	1,000	500	12.00	12/30/2012
	6/30/2004	702	0	19.36	6/30/2011
	3/31/2006	500	1,000	12.85	3/31/2013

(1)	The amounts shown represent awards of time-based restricted stock awards granted to each Named Executive Officer during December 2006, which vest in three annual equal installments, beginning on December 21, 2007.

(2)	The amounts set forth in this column reflects the number of shares of restricted stock awards granted during December 2006 under the 2004 Plan. These shares vest over a period of three years based upon the achievement of performance goals set for each year.

(3)	The amounts set forth in this column equal the number of shares of restricted stock awards indicated multiplied by the closing price of our Common Stock on the grant date. The amounts assume the maximum percentage of shares of restricted stock will vest based upon the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by the Named Executive Officers.

2006 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning the number of shares of Common Stock acquired upon the exercise of stock options during 2006 and the value realized on exercise along with the number of shares acquired on vesting of restricted stock awards and the value realized on vesting during 2006 by the Named Executive Officers:

	Option Awards		Stock Awards (2)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)(1)	(#)	($)

John D. Kavazanjian	6,000	22,819	0	0
Robert W. Fishback	15,000	61,794	0	0
William A. Schmitz	31,000	187,859	0	0
Peter F. Comerford	10,000	33,250	0	0
Nancy C. Naigle	0	0	0	0

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price (used for tax purposes) of our Common Stock on the date of exercise.

(2)	No stock awards vested during 2006.

EMPLOYMENT ARRANGEMENTS

Mr. Kavazanjian

In connection with the hiring of Mr. Kavazanjian as our President and Chief Executive Officer effective July 12, 1999, the Company granted Mr. Kavazanjian an option to purchase 500,000 shares of Common Stock for $5.19 per share, exercisable until July 12, 2005. The option vested 50,000 shares at issue and 90,000 shares on July 12, 2000, 2001, 2002, 2003 and 2004. During 2005, Mr. Kavazanjian exercised the unexercised portion of that option prior to July 12, 2005. In September 2002, we entered into a new employment agreement with Mr. Kavazanjian pursuant to which we agreed to pay Mr. Kavazanjian a salary of $300,000 per annum. Annually, our Compensation and Management Committee reviewed Mr. Kavazanjian’s salary and made such adjustments as it deemed appropriate in accordance with our executive compensation guidelines. When we terminated car allowances for our executive officers, Mr. Kavazanjian’s base salary was increased to $310,000. In addition, Mr. Kavazanjian shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2007, both the Company and Mr. Kavazanjian had the option of terminating Mr. Kavazanjian’s employment agreement effective June 30, 2007. As neither party opted to terminate the employment agreement, pursuant to its terms, the employment agreement was renewed automatically for an additional year.

On April 27, 2007, we entered into a new employment agreement with Mr. Kavazanjian, which superseded his existing employment agreement. Under the terms of his new employment agreement, we agreed to pay Mr. Kavazanjian an annual salary at the rate of $331,250 per year. This new salary rate went into effect as of January 1, 2007. The initial term of the agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either of the parties provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement. If we terminate Mr. Kavazanjian’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Kavazanjian experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Kavazanjian will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 24 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Kavazanjian shall remain exercisable for one year following such termination date). In such circumstances, Mr. Kavazanjian would also be entitled to continued health benefits for him and his family at his cost.

Mr. Schmitz

In September 2002, we entered into an employment agreement with Mr. Schmitz, our Chief Operating Officer, pursuant to which we agreed to pay Mr. Schmitz a salary of $125,000 per annum. Annually, our Compensation and Management Committee reviewed Mr. Schmitz’s salary and made such adjustments as it deemed appropriate in accordance with our executive compensation guidelines. Pursuant to that agreement, Mr. Schmitz shall have one year after the termination of his employment to exercise any vested but unexercised stock options. On February 1, 2006, both the Company and Mr. Schmitz had the option of terminating Mr. Schmitz’s employment agreement effective June 30, 2006. As neither party opted to terminate the employment agreement, pursuant to its terms, the employment agreement was renewed automatically for an additional year.

On April 27, 2007, we entered into a new employment agreement with Mr. Schmitz, which superseded his existing employment agreement. Under the terms of his new employment agreement, we agreed to pay Mr. Schmitz an annual salary at the rate of $230,000 per year. This new salary rate went into effect as of January 1, 2007. The initial term of the agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either of the parties provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement. If we terminate Mr. Schmitz’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Schmitz experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Schmitz will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Company’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 18 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Schmitz shall remain exercisable for one year following such termination date). In such circumstances, Mr. Schmitz would also be entitled to continued health benefits for him and his family at his cost.

Other Executive Officers

On April 27, 2007, we entered into employment agreements with each of Mr. Fishback and Mr. Comerford. The terms of these employment agreements are identical to the terms of Mr. Schmitz’s new employment agreement, except that Mr. Fishback’s salary is set at the rate of $202,500 per year and Mr. Comerford’s salary is set at the rate of $178,750 per year.

401(k) PLAN

We established a profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the “401(k) Plan”), effective as of June 1, 1992. The 401(k) Plan was amended effective as of January 1, 1994. All employees in active service who have completed 1,000 hours of service or were participating in the 401(k) Plan as of January 1, 1994, not otherwise covered by a collective bargaining agreement (unless such agreement expressly provides that those employees are to be included in the 401(k) Plan), are eligible to participate in the 401(k) Plan. Eligible employees may direct that a portion of their compensation, up to a maximum of 17% (in accordance with all IRS limitations in effect on January 1, 1998) be withheld and contributed to their account under the 401(k) Plan.

In April 1996, our Board of Directors authorized a Company matching contribution up to a maximum of 1 1/2% of an employee’s annual salary for the calendar year ended December 31, 1996 and 3% for subsequent calendar years. In January 2001, the matching contribution was raised to a maximum of 4% (100% match of up to 3% of annual salary, and 50% match above 3% to a maximum of 5% of salary). We made or accrued contributions of $150,000, $234,000, and $162,000 for Fiscal 2000, 2001, and 2002, respectively. In January 2002, the Company match was suspended in an effort to conserve cash. Beginning in February 2004, we reinstated our match up to a maximum of 2%. In November 2005, the Company match was once again suspended in an effort to conserve cash. For 2006, 2005, 2004 and 2003, we contributed $0, $133,000, $174,000 and $0, respectively, pursuant to the matching program then in effect.

All 401(k) contributions are placed in a trust fund to be invested at the trustees’ discretion, except that the Company may designate that the funds be placed and held in specific investment accounts managed by an investment manager other than the trustees. The trustees of our 401(k) Plan have retained an independent plan administrator for purposes of administering the plan. Amounts contributed to employee accounts by the Company or as compensation reduction payments, and any earnings or interest accrued on employee accounts, are not subject to federal income tax until distributed to the employee, and may not be withdrawn (absent financial hardship) until death, retirement or termination of employment.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The duties and responsibilities of the Audit and Finance Committee are set forth in our Audit and Finance Committee Charter, a copy of which is available on our website at www.ulbi.com under the heading “Investor Relations.” Among other things, the Audit and Finance Committee reviews the adequacy of our systems of internal controls regarding financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. In addition, the Audit and Finance Committee recommends to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, approves the Company’s quarterly filings on Form 10-Q and selects the independent registered public accounting firm to audit our books and records.

The Audit and Finance Committee has:

•	Reviewed and discussed our audited financial statements for 2006 with our management and with BDO Seidman LLP, our independent registered public accounting firm for 2006;

•	Discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) (as modified by SAS 90); and

•	Received from BDO Seidman LLP the written disclosures and the letter from BDO Seidman LLP required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees), has discussed with BDO Seidman LLP their independence.

The Audit and Finance Committee met with our independent accountants with and without management present and discussed with them the results of their examinations, their evaluations of our internal control over financial reporting, our disclosure controls and procedures and the quality of our financial reporting. Based on the review and discussions referred to above, the Audit and Finance Committee concluded that BDO Seidman LLP is independent and recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2006 for filing with the SEC.

The Audit and Finance Committee:

Paula H.J. Cholmondeley, Chair

Carole Lewis Anderson

Anthony J. Cavanna

Ranjit C. Singh

OTHER MATTERS

The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, shareholder proposals intended for inclusion in the proxy statement for our 2008 Annual Meeting of Shareholders must be submitted in writing to the Company to our Corporate Secretary at 2000 Technology Parkway, Newark, New York 14513, and must be received by the Company by January 2, 2008.

Any shareholder proposal submitted for consideration at the Company’s 2008 Annual Meeting of Shareholders but not submitted for inclusion in the Proxy Statement for that meeting that is received by the Company after March 20, 2008 will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1) of the Exchange Act. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and the proponent of any such proposal does not issue its own proxy statement.

Our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, is included in the Annual Report to Shareholders which accompanies this proxy statement.

By Order of the Board of Directors

Ranjit C. Singh
Chairman of the Board of Directors

May 3, 2007

PROXY
ULTRALIFE BATTERIES, INC.
ANNUAL MEETING OF SHAREHOLDERS ON JUNE 6, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of John D. Kavazanjian and Peter F. Comerford as the undersigned’s proxy, with full power of substitution, to vote all of the undersigned’s shares of Common Stock of Ultralife Batteries, Inc. (the “Company”) at the Annual Meeting of Shareholders of the Company to be held on June 6, 2007 at 10:30 A.M. local time, at the offices of the Company, 2000 Technology Parkway, Newark, New York 14513, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ULTRALIFE BATTERIES, INC.
June 6, 2007
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR”
PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors.

☐	For all nominees
☐	Withhold Authority for all Nominees
☐	For All Except
(See instructions below)

Nominees:
¡	Carole Lewis Anderson
¡	Patricia C. Barron
¡	Anthony J. Cavanna
¡	Paula H. J. Cholmondeley
¡	Daniel W. Christman
¡	John D. Kavazanjian
¡	Ranjit C. Singh
¡	Bradford T. Whitmore

2.	Proposal to ratify the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	For ☐	Against ☐	Abstain ☐

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments thereof.
The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 3, 2007, describing more fully the proposals set forth herein.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Each properly executed proxy will be voted in accordance with specifications made hereon. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the named nominees for directors and, unless otherwise specified, FOR the other proposal listed herein and described in the accompanying Proxy Statement.
I plan to attend the Meeting in person. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign name exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.